SFX Broadcasting, Inc.
November 20, 1996
Page 1









                                                              November 20, 1996



SFX Broadcasting, Inc.
150 East 58th Street
New York, New York 10155

                  Re:      Securities and Exchange Commission -
                           Registration Statement on Form S-3

Gentlemen:

                  As counsel to SFX Broadcasting, Inc., a Delaware corporation (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-3, File No. 333-15469 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering up to 278,230 shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), which may be distributed, sold or otherwise transferred from time to time by and for the account of the holders thereof (the "Selling Shareholders").

                  In this connection, we have examined and considered the original or copies, certified or otherwise identified to our satisfaction, of the Company's Restated Certificate of Incorporation, as amended to date, its By-laws, as amended to date, resolutions of its Board of Directors, and such other documents and corporate records relating to the Company and the issuance and sale of the Common Stock, as we have deemed appropriate for purposes of rendering this opinion.

                  In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostat or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.








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SFX Broadcasting, Inc.
November 20, 1996
Page 2

                  Based upon the foregoing examination, and the information thus supplied, it is our opinion that the shares of Class A Common Stock to be issued to the Selling Shareholders upon (i) the approval by the shareholders of the Company of an amendment to the Company's Restated Certificate of Incorporation to authorize an increase in the number of shares of Class A Common Stock the Company is authorized to issue from 10,000,000 to 100,000,000 shares and (ii) the consummation of the merger of Multi-Market Radio, Inc. ("MMR") with and into the SFX Merger Company ("Acquisition Sub") in accordance with the terms and conditions of that certain Amended and Restated Agreement and Plan of Merger among the Company, MMR and Acquisition Sub (the "Merger Agreement") when sold by the Selling Shareholders pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable.

                  We hereby expressly consent to the reference to our Firm in the Registration Statement under the Prospectus caption "Legal Matters," to the inclusion of this opinion as an exhibit to the Registration Statement, and to the filing of this opinion with any other appropriate government agency.

                                               Sincerely,

                                               /s/ Baker & McKenzie
                                               Baker & McKenzie


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